Exhibit 99.1


  Commercial Federal Reports First Quarter Earnings of $23.1 Million


    OMAHA, Neb.--(BUSINESS WIRE)--xx--Commercial Federal Corporation today announced net income of $0.51 per diluted share or $23.1 million, for the quarter ended March 31, 2003, compared to net income of $0.61 per diluted share or $28.0 million for the same period a year ago.
    Results for the period reflect compression in the net interest margin brought about by the prolonged low interest rate environment. In the first half of 2002 the Company benefited from declining costs on deposits and borrowings. Since that time, the net interest margin has continued to decrease as more assets continue to re-price at lower rate levels.
    William A. Fitzgerald, chairman of the board and chief executive officer stated, "Despite the protracted low interest rate environment's impact, operationally, Commercial Federal had a solid quarter with good underlying growth in many of our key loan and deposit categories."
    Mr. Fitzgerald also stated, "Performance of our core banking units remains on target. We continue to execute on our strategic plan to grow core deposits and higher margin loans, taking advantage of growth opportunities in our strong markets. The long-term drivers of value will be expanding our customer base and changing the mix in our balance sheet, adding higher margin loans and core deposits. The Company will continue to position itself to achieve its long-term growth objectives while managing the challenges presented in the near-term by the low level of interest rates."

    Key Growth Indicators:

    -- Core deposit balances increased $430 million or 12% year over year

    -- Commercial operating loans average outstanding up 29% year over year

    --  Home equity loans up 9% year over year

    --  Checking account growth 4% year over year

    Chief Financial Officer David S. Fisher stated, "For the first quarter, the growth numbers in our key benchmarks extend the very positive trends established last year. Deposit growth in checking and savings has been strong. We have seen good growth in our commercial operating and consumer loan portfolios on a year over year basis as well. Record mortgage volumes continued with loan production reaching $1.8 billion in the first quarter of 2003, up 85% year over year."
    Mr. Fisher concluded, "While Commercial Federal's core business continues to be strong, earnings for the balance of 2003 will be challenged by the compression in net interest margin and declining net interest income as the weakness in the economy continues. These conditions will not alter our emphasis on adding to our customer base and growing revenues in order to achieve our long-term performance goals."

    Results for the Quarter:

    Net Interest Income

    Net interest income totaled $74.8 million for the first quarter, down 7% from the fourth quarter of 2002 and 12% from the first quarter of 2002. The net interest spread for the quarter fell to 2.56%, compared with 2.94% for the same period last year and 2.67% in the prior quarter.
    The Company's net interest margin continued to compress as the rate on the Company's earning assets declined 25 basis points, while the rate on the Company's interest-bearing liabilities fell by only 14 basis points from the prior quarter ended December 31, 2002. Further interest rate reductions during 2003 would place additional pressure on the Company's net interest margin. With interest rates at 40-year lows, management has intentionally maintained an interest rate risk profile that is asset sensitive.

    Credit Risk Management

    Overall credit quality remained stable with net loan charge-offs for the quarter down significantly to $4.5 million, compared with $13.1 million for the previous quarter. Total nonperforming assets were up 6% for the first quarter following an 8% decline in the previous quarter. For the quarter ended March 31, 2003, total nonperforming assets were $120.6 million, compared with $114.0 million and $117.7 million at December 31, and March 31, 2002. The majority of the change in nonperforming loans for the quarter was in the residential and commercial construction categories relating to a few specific borrowers. Total NPAs represented 0.90% of total assets at March 31, 2003.
    During the first quarter, the Company continued to increase its allowance for loan losses by adding a provision of $7.1 million. At March 31, 2003, the allowance for loan losses totaled $108.9 million, compared with $106.3 million and $102.6 million at December 31, and March 31, 2002.

    Noninterest Income

    The Company's retail and mortgage banking operations continued to generate strong results in the first quarter. For the quarter ended March 31, 2003, retail fees totaled $13.5 million compared with $12.4 million for the first quarter of 2002, a 9% increase on a year over year basis.
    The mortgage banking operations includes activities associated with the Company's mortgage servicing and mortgage banking operations, offset by the amortization of and valuation adjustments related to its mortgage servicing rights asset. During the first quarter 2003, the Company recorded an impairment adjustment of $13.5 million, and the amortization expense of existing mortgage servicing rights was $12.1 million. The Company offset this impairment and amortization by realizing $19.0 million in pre-tax gains on the sales of securities and changes in fair values of hedging instruments. In addition, the gain on the sale of loans for the quarter totaled $5.5 million. Overall, this net activity contributed $9.9 million to pre-tax revenue for the quarter, compared to $16.9 million for the quarter ended December 31, 2002.

    Operating Expenses

    Expenses remained on target for the quarter ended March 31, 2003. Total administrative expenses totaled $66.6 million, compared to $72.7 million for the previous quarter. Expenses are expected to increase approximately 1% per quarter for the remainder of the year.

    Balance Sheet and Capital Ratios

    Total assets at March 31, 2003 were $13.3 billion, compared with $13.1 billion and $12.7 billion at December 31, and March 31, 2002. Core deposit balances, including checking, money market and savings accounts grew by $282 million or 8% for the quarter.
    At March 31, 2003, stockholders' equity increased to $758.4 million after spending $10.3 million on our share repurchase program. Stockholders' equity was $756.5 million at December 31, 2002. The capital ratios of the Company's banking subsidiary continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.
    The five million-share buyback program announced in November 2002 was started in the first quarter with a total of 464,400 shares repurchased. The Company has 4.8 million shares remaining in its share repurchase authorizations. As of March 31, 2003, shares outstanding totaled 44,808,282.
    Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, a $13.3 billion federal savings bank that currently operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services including mortgage origination and servicing, commercial and industrial lending, small business banking, construction lending, cash management, insurance and investment services, and Internet banking.
    Commercial Federal's Web site, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss first quarter results on Thursday, April 24, 2003 at 10:30 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements, and SEC filings.
    Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally.



                    COMMERCIAL FEDERAL CORPORATION
            CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        (Dollars in Thousands)
----------------------------------------------------------------------

                                 March 31,   December 31,  March 31,
ASSETS                              2003         2002         2002
----------------------------------------------------------------------

Cash (including short-term
 investments of $842, $505 and
 $392)                             $223,129     $200,581     $149,697
Investment securities available
 for sale, at fair value          1,271,810    1,296,050    1,090,650
Mortgage-backed securities
 available for sale, at fair
 value                            1,588,715    1,632,622    1,826,708
Loans held for sale, net          1,013,067      868,569      472,029
Loans receivable, net of
 allowances of $108,857,
 $106,148 and $102,287            7,808,986    7,703,016    7,831,457
Federal Home Loan Bank stock        264,028      283,193      250,554
Foreclosed real estate               41,316       40,008       45,459
Premises and equipment, net         143,904      148,374      153,161
Bank owned life insurance           232,262      228,958      217,937
Other assets                        557,290      495,014      519,104
Core value of deposits, net of
 accumulated amortization of
 $62,817, $61,268 and $56,533        20,816       22,365       27,100
Goodwill                            162,717      162,717      162,717
----------------------------------------------------------------------
     Total Assets               $13,328,040  $13,081,467  $12,746,573
----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
----------------------------------------------------------------------

Liabilities:
   Deposits                      $6,740,117   $6,439,041   $6,282,480
   Advances from Federal Home
    Loan Bank                     4,770,335    4,848,997    4,905,581
   Other borrowings                 569,943      603,306      540,409
   Other liabilities                489,290      433,602      272,609
----------------------------------------------------------------------
     Total Liabilities           12,569,685   12,324,946   12,001,079
----------------------------------------------------------------------
Commitments and Contingencies             -            -            -
----------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock, $.01 par
    value; 10,000,000 shares
    authorized; none issued               -            -            -
   Common stock, $.01 par value;
    120,000,000 shares
    authorized; 44,808,282,
    45,270,360 and 45,258,495
    shares issued and
    outstanding                         448          453          453
   Additional paid-in capital        51,837       61,712       63,441
   Retained earnings                816,909      797,778      729,523
   Accumulated other
    comprehensive loss, net        (110,839)    (103,422)     (47,923)
----------------------------------------------------------------------
     Total Stockholders' Equity     758,355      756,521      745,494
----------------------------------------------------------------------
     Total Liabilities and
      Stockholders' Equity      $13,328,040  $13,081,467  $12,746,573
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the March 31, 2003 presentation.


                    COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
             (Dollars in Thousands Except Per Share Data)
----------------------------------------------------------------------
                                           Three Months Ended
                                   March 31,  December 31,  March 31,
                                  ------------------------------------
                                     2003         2002        2002
----------------------------------------------------------------------

Interest Income:
     Investment securities           $17,576      $18,554     $19,119
     Mortgage-backed securities       16,447       19,885      26,858
     Loans receivable                142,351      151,573     152,039
----------------------------------------------------------------------
               Total interest
                income               176,374      190,012     198,016
Interest Expense:
     Deposits                         39,614       42,043      48,804
     Advances from Federal Home
      Loan Bank                       56,920       60,989      58,894
     Other borrowings                  5,012        6,597       5,735
----------------------------------------------------------------------
               Total interest
                expense              101,546      109,629     113,433
Net Interest Income                   74,828       80,383      84,583
Provision for Loan Losses             (7,146)      (9,731)     (6,589)
----------------------------------------------------------------------
Net Interest Income After
 Provision for Loan Losses            67,682       70,652      77,994

Other Income (Loss):
     Retail fees and charges          13,503       14,344      12,408
     Loan servicing fees, net         (1,025)        (318)      2,836
     Mortgage servicing rights
      valuation adjustment           (13,528)      (9,585)        529
     Gain (loss) on sales of
      securities and changes
      in fair values of
      derivatives, net                19,000       12,268      (4,843)
     Gain on sales of loans            5,480       14,537       3,439
     Bank owned life insurance         3,304        3,857       3,345
     Other operating income            5,656        4,593       7,876
----------------------------------------------------------------------
               Total other income     32,390       39,696      25,590
Other Expense:
     General and administrative
      expenses -
        Compensation and benefits     30,813       28,116      28,495
        Occupancy and equipment       10,436       10,448       9,326
        Data processing                4,675        4,614       4,434
        Advertising                    4,130        4,446       2,915
        Communication                  3,414        3,581       3,056
        Item processing                3,469        3,560       3,461
        Outside services               2,391        3,078       3,638
        Foreclosed real estate,
         net                           1,381        2,105       1,442
        Other operating expenses       5,923       12,711       5,799
----------------------------------------------------------------------
               Total general and
                administrative
                expenses              66,632       72,659      62,566
     Amortization of core value
      of deposits                      1,549        1,549       1,633
----------------------------------------------------------------------
               Total other
                expense               68,181       74,208      64,199
----------------------------------------------------------------------

Income Before Income Taxes            31,891       36,140      39,385
Income Tax Provision                   8,760        9,861      11,402
----------------------------------------------------------------------

Net Income                           $23,131      $26,279     $27,983
----------------------------------------------------------------------

Per Diluted Common Share:
    Net Income                          $.51         $.58        $.61
----------------------------------------------------------------------
Dividends Declared Per Common
 Share                                  $.09         $.09        $.08
----------------------------------------------------------------------
Weighted Average Shares
 Outstanding                      45,421,360   45,485,399  45,910,702
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the March 31, 2003 presentation.


                    COMMERCIAL FEDERAL CORPORATION
      MORTGAGE SERVICING RIGHTS AND MORTGAGE BANKING OPERATIONS
                        (Dollars in Thousands)
----------------------------------------------------------------------
                                          Three Months Ended
                                  March 31,   December 31,  March 31,
                                 -------------------------------------
                                     2003         2002        2002
----------------------------------------------------------------------

Mortgage Servicing Rights:
     Beginning balance               $88,353      $74,214    $114,146
     Mortgage servicing rights
      retained through loan
      sales                           16,753       18,511       9,614
     Purchases of mortgage
      servicing rights                 6,758       15,925           -
     Amortization expense            (12,062)     (10,712)     (6,668)
                                 ------------ ------------ -----------
     Balance before valuation
      adjustments                     99,802       97,938     117,092
     Valuation adjustments           (13,528)      (9,585)        529
                                 ------------ ------------ -----------
     Ending balance                  $86,274      $88,353    $117,621
                                 ============ ============ ===========

     Fair value at the periods
      ended                          $86,274      $89,078    $124,841
                                 ============ ============ ===========

     Valuation allowances            $93,586      $80,058     $19,112
                                 ============ ============ ===========

Mortgage servicing rights as a
 percentage of servicing
 portfolio                              0.73%        0.77%       1.23%
                                 ============ ============ ===========

Mortgage servicing rights as a
 multiple of servicing fees             2.28x        2.39x       3.74x
                                 ============ ============ ===========
----------------------------------------------------------------------

Loans Serviced for Other
 Institutions:
     Beginning balance           $11,531,755   $9,773,436  $9,488,658
     Additions to portfolio        1,220,373    1,412,803     619,235
     Purchases of loans to
      service                        559,688    1,776,291           -
     Loan payments                (1,457,944)  (1,427,804)   (581,686)
     Other items, net                 (5,814)      (2,971)     (1,714)
                                 ------------ ------------ -----------
     Ending balance              $11,848,058  $11,531,755  $9,524,493
                                 ============ ============ ===========

     Weighted average servicing
      fee                               0.32%        0.32%       0.33%
                                 ============ ============ ===========

     Weighted average coupon
      note rate                         6.66%        6.82%       7.16%
                                 ============ ============ ===========
----------------------------------------------------------------------

Components of Mortgage Banking
 Activities:
     Loan servicing fees             $11,037      $10,394      $9,504
     Amortization of mortgage
      servicing rights               (12,062)     (10,712)     (6,668)
                                 ------------ ------------ -----------
        Loan servicing fees, net      (1,025)        (318)      2,836

     Mortgage servicing rights
      valuation adjustment           (13,528)      (9,585)        529
     Gain (loss) on sales of
      securities and changes in
      fair values of
      deriviatives, net               19,000       12,268      (4,843)
                                 ------------ ------------ -----------
          Mortgage servicing
           rights valuation
           adjustment, net             5,472        2,683      (4,314)

     Gain on sales of loans            5,480       14,537       3,439
                                 ------------ ------------ -----------

     Total mortgage banking
      activities                      $9,927      $16,902      $1,961
                                 ============ ============ ===========
----------------------------------------------------------------------


                   COMMERCIAL FEDERAL CORPORATION
                         DEPOSITS AND LOANS
                            (In Thousands)
----------------------------------------------------------------------

                                   March 31,  December 31,  March 31,
                                     2003         2002        2002
----------------------------------------------------------------------

Deposits by State:
     Colorado                     $2,049,818   $2,015,845  $2,102,105
     Nebraska                      1,934,980    1,740,421   1,340,506
     Iowa                          1,030,771      982,714   1,031,185
     Kansas                          659,169      659,671     688,143
     Oklahoma                        556,166      555,275     614,044
     Missouri                        299,507      287,587     291,934
     Arizona                         209,706      197,528     192,950
     Minnesota                             -            -      21,613
                                  ----------- ------------ -----------
     Total deposits               $6,740,117   $6,439,041  $6,282,480
                                  =========== ============ ===========

Deposits by Type:
     Checking accounts -
          Interest bearing          $510,597     $494,847    $502,946
          Noninterest bearing      1,108,285      974,483     654,099
                                  ----------- ------------ -----------
               Total checking      1,618,882    1,469,330   1,157,045
     Money market accounts           740,292      505,679     294,450
     Savings accounts              1,516,231    1,618,593   1,994,326
                                  ----------- ------------ -----------
               Total core
                deposits           3,875,405    3,593,602   3,445,821
     Certificates of deposit -
      non core                     2,864,712    2,845,439   2,836,659
                                  ----------- ------------ -----------
               Total deposits     $6,740,117   $6,439,041  $6,282,480
                                  =========== ============ ===========

----------------------------------------------------------------------

Loans Receivable, before
 allowance for losses:
     Single-family fixed          $1,765,371   $1,874,930  $2,171,465
     Single-family adjustable      1,966,394    1,905,272   1,978,372
                                  ----------- ------------ -----------
         Total single-family       3,731,765    3,780,202   4,149,837
     Commercial real estate        1,517,022    1,503,213   1,347,636
     Construction (net of LIP)       587,280      568,170     567,638
     Multi-family                    287,788      273,072     327,684
     Commercial operating            260,109      187,647     167,650
     Consumer and other            1,533,879    1,496,860   1,373,299
                                  ----------- ------------ -----------
     Total loans receivable,
      before allowance for losses $7,917,843   $7,809,164  $7,933,744
                                  =========== ============ ===========

----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                    ALLOWANCE FOR LOSSES ON LOANS
                            (In Thousands)
----------------------------------------------------------------------

                                      March 31, December 31, March 31,
                                        2003        2002       2002
----------------------------------------------------------------------

THREE MONTHS ENDED:
-------------------
Beginning balance                     $106,291     $109,724  $102,451
Provision charged to operations          7,146        9,731     6,589
Charge-offs                             (7,295)     (14,550)   (8,002)
Recoveries                               2,810        1,430     1,572
Change in estimate of allowance for
 bulk purchased loans                      (32)         (44)      (29)
----------------------------------------------------------------------
Ending balance                        $108,920     $106,291  $102,581
----------------------------------------------------------------------

Summary of charge-offs, net of recoveries:
------------------------------------------

     Three months ended                $(4,485)    $(13,120)  $(6,430)
                                      ========= ============ =========

----------------------------------------------------------------------

Allocation of allowance:
------------------------

     Specific                           $4,616       $3,561    $9,430
     Special problem                    35,661       35,766    34,117
     Nonspecific                        68,643       66,964    59,034
                                      --------- ------------ ---------
                                      $108,920     $106,291  $102,581
                                      ========= ============ =========

----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                    NONPERFORMING ASSETS AND LOANS
                        (Dollars in Thousands)
----------------------------------------------------------------------

                                 March 31,   December 31,  March 31,
                                    2003         2002         2002
----------------------------------------------------------------------

Nonperforming Assets:
     Nonperforming loans:
          Residential real
           estate                   $42,012      $43,939      $47,101
          Residential
           construction               6,276        2,455        2,543
          Commercial real
           estate                    14,037       15,306       14,100
          Commercial
           construction               4,130        2,584          235
          All other                   7,832        8,130        5,139
                                ------------ ------------ ------------
            Total nonperforming
             loans                   74,287       72,414       69,118
                                ------------ ------------ ------------
     Real estate:
          Residential                13,045       14,648       14,056
          Residential
           construction              25,003       22,810       23,442
          Commercial                  3,268        2,550        4,091
          Commercial
           construction                   -            -        3,870
                                ------------ ------------ ------------
            Total real estate        41,316       40,008       45,459
                                ------------ ------------ ------------
     Troubled debt
      restructurings:
          Residential                     -            -           82
          Commercial                  4,972        1,547        3,021
                                ------------ ------------ ------------
            Total troubled debt
             restructurings           4,972        1,547        3,103
                                ------------ ------------ ------------
Total nonperforming assets         $120,575     $113,969     $117,680
                                ============ ============ ============

Total assets                    $13,328,040  $13,081,467  $12,746,573
                                ============ ============ ============
Nonperforming assets to total
 assets                                 .90%         .87%         .92%
                                ============ ============ ============

Summary of Nonperforming
 Assets:
     Residential                    $86,336      $83,852      $87,224
     Nonresidential                  34,239       30,117       30,456
                                ------------ ------------ ------------
                                   $120,575     $113,969     $117,680
                                ============ ============ ============

----------------------------------------------------------------------

Nonperforming loans to loans
 receivable (excluding loans
 held for sale) (1)                     .94%         .93%         .87%

Nonperforming loans to total
 loans (including loans held
 for sale) (2)                          .83%         .83%         .82%

Nonperforming assets to total
 assets                                 .90%         .87%         .92%

Allowance for loan losses to:

     Loans receivable
      (excluding loans held for
      sale) (1)                        1.38%        1.36%        1.29%

     Total loans (including
      loans held for sale) (2)         1.22%        1.22%        1.22%

     Nonperforming assets             90.33%       93.26%       87.17%

     Total nonperforming loans       146.62%      146.78%      148.41%

     Nonresidential
      nonperforming assets           318.12%      352.93%      336.82%

----------------------------------------------------------------------

(1) Ratios are calculated based on the net book value of loans receivable before deducting allowance for loan losses.

(2) Ratios are calculated based on the net book value of total loans, including loans held for sale, before deducting allowance for loan losses.


                    COMMERCIAL FEDERAL CORPORATION
       SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
             (Dollars in Thousands Except Per Share Data)
----------------------------------------------------------------------

                                  March 31,   December 31,  March 31,
                                     2003         2002        2002
----------------------------------------------------------------------

Cash, investment securities and
 FHLB stock                       $1,758,967   $1,779,824  $1,490,901
Mortgage-backed securities         1,588,715    1,632,622   1,826,708
Loans held for sale, net           1,013,067      868,569     472,029
Loans receivable, net              7,808,986    7,703,016   7,831,457
Intangible assets                    183,533      185,082     189,817
Other assets                         974,772      912,354     935,661
  Total assets                    13,328,040   13,081,467  12,746,573
----------------------------------------------------------------------
Deposits                           6,740,117    6,439,041   6,282,480
Advances from Federal Home Loan
 Bank                              4,770,335    4,848,997   4,905,581
Other borrowings                     569,943      603,306     540,409
Other liabilities                    489,290      433,602     272,609
Stockholders' equity                 758,355      756,521     745,494
  Total liabilities and
   stockholders' equity           13,328,040   13,081,467  12,746,573
----------------------------------------------------------------------

Book value per common share           $16.92       $16.71      $16.47
Stock price                           $21.72       $23.35      $26.90
Common shares outstanding         44,808,282   45,270,360  45,258,495
Weighted average shares
 outstanding                      45,421,360   45,485,399  45,910,702
----------------------------------------------------------------------

Nonperforming assets                $120,575     $113,969    $117,680
Nonperforming assets to total
 assets                                  .90%         .87%        .92%
Weighted average interest rates
 (durings):
     Yield on interest-earning
      assets                            5.98%        6.23%       6.83%
     Rate on interest-bearing
      liabilities                       3.42%        3.56%       3.89%
     Net interest rate spread           2.56%        2.67%       2.94%
     Net yield on interest-
      earning assets                    2.53%        2.64%       2.91%
Loans serviced for other
 institutions                    $11,848,058  $11,531,755  $9,524,493
----------------------------------------------------------------------

Three months ended:
--------------------------------
Return on average assets                 .71%         .78%        .87%
Return on average equity               12.09%       14.27%      15.17%
Average equity to average assets        5.84%        5.49%       5.74%
G & A expenses to average assets        2.03%        2.17%       1.95%
Operating efficiency ratio             62.15%       60.51%      56.79%
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
               AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)
----------------------------------------------------------------------

                                  March 31, December 31, September 30,
                                    2003         2002         2002
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
 Total assets                   $13,101,428  $13,408,194  $13,511,423
 Total loans, net                 8,668,060    8,851,961    8,865,656
 Total loans, before allowances   8,773,891    8,960,880    8,971,536
 Total mortgage-backed
  securities                      1,584,690    1,741,933    1,797,775
 Total deposits                   6,465,854    6,277,235    6,186,698
 Total stockholders' equity         765,112      736,489      783,612
 Total interest-earning assets   11,825,331   12,191,686   12,205,340
 Total interest-bearing
  liabilities                    11,947,339   12,286,057   12,296,090

----------------------------------------------------------------------

                                               June 30,    March 31,
                                                 2002         2002
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
 Total assets                                $12,924,321  $12,846,461
 Total loans, net                              8,447,815    8,381,332
 Total loans, before allowances                8,550,402    8,484,475
 Total mortgage-backed securities              1,834,009    1,832,143
 Total deposits                                6,256,952    6,313,508
 Total stockholders' equity                      776,414      737,862
 Total interest-earning assets                11,703,685   11,625,386
 Total interest-bearing liabilities           11,815,264   11,741,746

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                                Three Months     Year         Year
                                   Ended        Ended        Ended
Year to Date:                     3/31/03     12/31/02     12/31/01
-------------                   --------------------------------------

Average Balances:
 Total assets                   $13,101,428  $13,175,562  $12,857,135
 Total loans, net                 8,668,060    8,638,609    8,782,321
 Total loans, before allowances   8,773,891    8,743,759    8,872,003
 Total mortgage-backed
  securities                      1,584,690    1,799,174    1,690,967
 Total deposits                   6,465,854    6,258,302    7,122,069
 Total stockholders' equity         765,112      758,659      798,889
 Total interest-earning assets   11,825,331   11,931,794   11,724,847
 Total interest-bearing
  liabilities                    11,947,339   12,034,963   11,704,421

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                     March 31, December  September June 30,  March 31,
                                  31,       30,
Regulatory Capital:    2003      2002      2002      2002      2002
-------------------  -------------------------------------------------

 Tangible            $768,827  $743,048  $752,804  $723,100  $702,648
 Core                 760,612   734,870   746,244   715,665   705,428
 Total risk-based     900,175   871,408   882,768   846,021   847,013
 Tier 1 risk-based    760,612   734,870   746,244   715,665   705,428
 Tangible %              5.88%     5.81%     5.71%     5.60%     5.60%
 Core %                  5.82%     5.75%     5.67%     5.61%     5.62%
 Total risk-based %     10.92%    10.92%    10.88%    10.77%    11.37%
 Tier 1 risk-based %     9.23%     9.21%     9.20%     9.11%     9.47%

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    CONTACT: Commercial Federal Corporation, Omaha
             Investor Relations:
             John J. Griffith, 402/514-5336